EXHIBIT 99.1

FOR IMMEDIATE PRESS RELEASE

FOR:	PMC COMMERCIAL TRUST	CONTACT:	Investor Relations
	17950 Preston Road, Suite 600		972-349-3235
Dallas, TX 75252

PMC COMMERCIAL TRUST ANNOUNCES SECOND QUARTER DIVIDEND OF
$0.30 PER SHARE AND CONTINUED PURSUIT OF LEGAL ACTIONS
REGARDING DEFAULTED LEASES

PMC Commercial Trust
AMEX (Symbol: “PCC”)

Dallas, Texas	June 13, 2005

PMC Commercial Trust announced that its Board of Trust Managers (the “Board”) declared a dividend of $0.30 per common share. The dividend will be paid to shareholders of record June 30, 2005, payable on July 11, 2005.

This dividend is our 46th consecutive quarterly dividend and represents a $0.05 decrease from the prior quarterly dividend of $0.35 per share paid in April 2005.

As previously reported, the May and now the June rent payments due from our tenant, Arlington Hospitality, Inc. (Nasdaq: “HOST”) and certain of their subsidiaries (“Arlington”), remain unpaid under the terms of the lease agreement (as amended, the “Lease Agreement”). We have terminated Arlington’s right to possession of all the leased properties and demanded that they vacate. We have also filed a breach of contract action; and consequently, we were granted a Temporary Restraining Order against Arlington with respect to the existing unpaid rent and tax obligations.

Andrew S. Rosemore, Chairman of the Board, stated, “I regret that we had to reduce the dividend due to the uncertainty surrounding our 18 owned hotel properties. Arlington remains delinquent under various terms of the Lease Agreement such as making lease payments and making payments on real estate taxes when due.

At present, we have taken possession of two properties that Arlington relinquished immediately prior to a Forcible Entry and Detainer (“FED”), and we are proceeding with FEDs for the remaining 16 properties. A Temporary Restraining Order has been issued that requires, among other items, that Arlington place certain monies from the properties in a segregated account.

We do not believe that Arlington’s current proposal to resolve this default is in the best interest of PMC and its shareholders. We continue to pursue all legal means to collect the funds due under the defaulted agreements and to gain possession of the properties.

I anticipate that upon the repossession of the properties, we will be able to sell these assets within a reasonable time frame with a subsequent redeployment of these funds into our quality loan portfolio. Thus far, I am pleased with the performance of our initial two repossessed properties, which are being operated by a respected, hospitality management company. I appreciate our shareholder’s patience while we resolve this problem as expeditiously as possible.”

PMC Commercial Trust is a REIT that originates loans to small businesses secured by real estate and owns various hospitality properties.

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “expects”, “anticipates”, “will” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements can be subject to certain risks and uncertainties, including the financial performance of the Company, real estate conditions and market valuations of its stock, which could cause actual results to differ materially from those currently anticipated. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.